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                                                                 EXHIBIT 6.11(a)

                              AMENDED AND RESTATED
                                PROMISSORY NOTE

$1,150,000.00                                            Los Angeles, California
                                                                February 5, 1996

          FOR VALUE RECEIVED, SERACARE, INC., a Delaware corporation formerly named American Blood Institute, Inc. ("SI"), AVRE, INCORPORATED, a Nevada corporation ("AVRE"), and BINARY ASSOCIATES, INC., a Colorado corporation ("Binary"), promise to pay to the order of CVD FINANCIAL CORPORATION, a Delaware corporation, its successors and assigns (the "Lender") at 2121 Avenue of the Stars, 22nd Floor, Los Angeles, California 90067, or at such other place as might be designated in writing by the Lender, the principal sum of One Million One Hundred Fifty Thousand Dollars ($1,150,000.00), or so much thereof as remains unpaid, together with interest thereon at a rate equal to the Note Rate (as hereafter defined). SI, AVRE and Binary are referred to herein collectively as the "Borrowers." The "Note Rate" shall be equal to fourteen percent (14%) per annum. Interest will be calculated on the basis of the actual days elapsed based on a per diem charge computed over a year composed of three hundred sixty (360) days.

          Principal and interest will be paid as follows: Interest on the unpaid principal balance hereunder accrued from the date hereof through the last day of each month, will be paid on the first day of each succeeding calendar month, commencing on March 1, 1996. The unpaid principal balance will be paid in consecutive quarterly installments of Eighty Two Thousand One Hundred Forty Two Dollars and 86/100 ($82,142.86) payable on May 1, August 1, November 1 and February 1 of each year during the term hereof with the first principal payment being due May 1, 1996. The final installment of principal and all accrued but unpaid interest will be due and payable at maturity on August 1, 1999.

          The Borrowers will have the right at any time and from time to time to prepay all or any portion of the unpaid principal balance of this Note without penalty.

          This Note is issued by the Borrowers and accepted by the Lender pursuant to a certain Amended and Restated Loan Agreement (the "Loan Agreement") between the Borrowers and the Lender dated February 5, 1996 and evidences the Consolidated Loan to be made pursuant to the Loan Agreement.

          The Borrowers agree that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender's rights under this Note, the Loan Documents (as defined in the Loan Agreement) or otherwise relating to the indebtedness hereby evidenced, the Borrowers will pay the Lender's reasonable attorneys'

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fees, all court costs and all other expenses incurred by the Lender in connection therewith. The Lender may collect a late charge equal to five percent (5%) of each payment which is not received by the Lender within ten
(10) days after the due date of such payment. Such late charge represents the estimate of reasonable compensation for the loss which will be sustained by the Lender arising from the Borrowers' failure to make timely payments and may be collected without prejudice to the rights of the Lender to collect any other amounts arising from the Borrowers' default in payment or to accelerate the maturity of the indebtedness hereby evidenced. In addition to the foregoing late charge, at the option of the Lender, after the occurrence of any Event of Default (as defined in the Loan Agreement), the unpaid balance of this Note will bear interest at that rate which is equal to two percent (2.0%) per annum in excess of the Note Rate and such interest which has accrued will be paid at the time of and as a condition precedent to curing any Default (as defined in the Loan Agreement). During the existence of any Default, the Lender may apply payments received on any amount due hereunder or under the terms of any instrument now or hereafter evidencing or securing payment of this indebtedness as the Lender determines from time to time.

          Payment of the indebtedness hereby evidenced is secured by certain liens and security interests described in the Loan Documents (as defined under the Loan Agreement). On the breach by the Borrowers of any provision of this Note, or any one or more of the Loan Documents or any other instrument now or hereafter evidencing or securing payment of the indebtedness hereby evidenced, at the option of the Lender, the entire indebtedness evidenced by this Note will become immediately due, payable and collectible then or thereafter as the Lender might elect, regardless of the date of maturity of this Note. Failure by the Lender to exercise such option will not constitute a waiver of the right to exercise the same on the occurrence of any subsequent Event of Default.

          The makers, endorsers, sureties, guarantors and all other persons who might be or become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Such parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the collateral securing payment hereof or release of any party liable for the payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party's liability hereunder. If more than one maker executes this Note, the liability of each of the undersigned is and shall be joint and several.

          The lending transaction contemplated by this Note and the Loan Documents has been negotiated, consummated and is to be performed in the State of California. This Note and the other Loan Documents (as described in the Loan Agreement), except to the extent otherwise provided therein, shall be governed by, and construed and enforced in accordance with the substantive law of the State of California to the fullest extent permitted by law, including choice of laws. Any action or proceeding arising in connection with this Note and the Loan Documents shall be brought in a federal or state court within Los

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Angeles County, California, and the Borrowers hereby consent to the jurisdiction of any federal or state court within the State of California and located in State of California and located in Los Angeles County, California. The Borrowers irrevocably and unconditionally submit to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waive (1) any objection that they might now or hereafter have to the venue in any such court; and (2) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, the Lender may, in its sole and absolute discretion, initiate proceedings in the courts of any other jurisdiction in which any Borrower may be found or in which its assets may be located.

          THE BORROWERS HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE, ANY OF THE LOAN DOCUMENTS DESCRIBED HEREIN OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM WITH RESPECT TO THIS NOTE, THE LOAN AGREEMENT, THE LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE BORROWERS HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES THERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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          IN WITNESS WHEREOF, the Borrowers have executed this instrument effective the date first above written.

                                       SERACARE, INC.
                                       A DELAWARE CORPORATION


                                       BY: /s/ Barry Plost
                                          ---------------------------------
                                       ITS: President
                                           --------------------------------


                                       AVRE, INCORPORATED
                                       A NEVADA CORPORATION


                                       BY: /s/ Barry Plost
                                          ---------------------------------
                                       ITS: President
                                           --------------------------------


                                       BINARY ASSOCIATES, INC.
                                       A COLORADO CORPORATION


                                       BY: /s/ Barry Plost
                                          ---------------------------------
                                       ITS: President
                                           --------------------------------